Registration No. 333-

                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                             FORM S-8

                 REGISTRATION STATEMENT UNDER THE
                      SECURITIES ACT OF 1933


                        HANNAFORD BROS. CO.
         (Exact name of registrant as specified in its charter)

               Maine                             01-0085930
   (State or other jurisdiction of            (I.R.S. Employer
   incorporation or organization)            Identification No.)

   145 Pleasant Hill Road, Scarborough, Maine          04074
    (Address of Principal Executive Offices)         (Zip Code)



            HANNAFORD BROS. CO. EMPLOYEE STOCK PURCHASE PLAN
                        (Full title of plan)


                       Charles H. Crockett
                     145 Pleasant Hill Road
                    Scarborough, Maine  04074
                          (207) 883-2911
       (Name, address and telephone number of agent for service)


                  CALCULATION OF REGISTRATION FEE

                                    Proposed     Proposed
 Title of                           Maximum      Maximum
 Securities                         Offering     Aggregate      Amount of
 to be             Amount to be     Price Per    Offering       Registra-
 Registered        Registered       Share*       Price*         tion Fee

 Common Stock,    750,000 shares    $40.0000    $30,000,000     $9,090.91
 $.75 Par Value

   *Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h). Reflects the average of the high and low prices reported for November 26, 1997.

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 This Registration Statement is filed pursuant to Instruction E of Form S-8, for the purpose of registering additional shares of Common Stock of Hannaford Bros. Co. (the "Company") for issuance pursuant to the Hannaford Bros. Co. Employee Stock Purchase Plan (the "Plan"). The contents of Registration Statement No. 2-77902, as amended by 33-31624, are incorporated herein by reference.


                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


 Item 8.  Exhibits.

      The following additional exhibits are filed as part of this Registration Statement:

 5    Opinion, dated December 1, 1997, of Verrill & Dana, including the consent of such counsel.

 15   Letter of Coopers & Lybrand dated December 1, 1997.

 23.1 Consent of Coopers & Lybrand dated December 1, 1997.

 23.2 Consent of Verrill & Dana (included in Exhibit 5).

      (b) The Registrant undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

 24   Powers of Attorney

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                            SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Scarborough, State of Maine, on December 1, 1997.

 HANNAFORD BROS. CO.

 /s/Hugh G. Farrington
 Hugh G. Farrington
 President,
 Chief Executive Officer,
 Director

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated.

 Signature                      Title                    Date

 /s/Hugh G. Farrington      President, Chief
                            Executive Officer,         December 1, 1997
                            Director

 /s/Blythe J. McGarvie      Senior Vice President,
                            Chief Financial Officer    December 1, 1997

 *Walter J. Salmon          Chairman of the Board                , 1997
 *Bruce G. Allbright        Director                             , 1997
 *Robert D. Bolinder        Director                             , 1997
 *William T. End            Director                             , 1997
 *James W. Gogan            Director                             , 1997
 *Richard K. Lochridge      Director                             , 1997
 *Renee M. Love             Director                             , 1997
  Claudine B. Malone        Director                             , 1997
 *Robert J. Murray          Director                             , 1997
 *David F. Sobey            Director                             , 1997
 *Robert L. Strickland      Director                             , 1997

 * By Andrew P. Geoghegan on the date indicated, as attorney-in-fact pursuant to a power of attorney filed as an exhibit to this Registration Statement.

  /s/ Andrew P. Geoghegan   Secretary                  December 1, 1997

                        HANNAFORD BROS. CO.


                             FORM S-8


                         INDEX TO EXHIBITS



 5    Opinion, dated December 1, 1997, of Verrill & Dana, including the consent of such counsel.

 15   Letter of Coopers & Lybrand dated December 1, 1997.

 23.1 Consent of Coopers & Lybrand dated December 1, 1997.

 23.2 Consent of Verrill & Dana (included in Exhibit 5).

 24   Powers of Attorney


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